(j)(2)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors/Trustees

ING Mutual Funds, Inc. and ING Mayflower Trust

We consent to the use of our report dated December 22, 2011, incorporated herein by reference, for ING Diversified International Fund, ING Emerging Countries Fund, ING Emerging Markets Equity Fund, ING Global Bond Fund, ING Global Equity Dividend Fund, ING Global Natural Resources Fund, ING Global Opportunities Fund, ING Global Real Estate Fund, ING Global Value Choice Fund, ING Greater China Fund, ING Index Plus International Equity Fund, ING International Capital Appreciation Fund, ING International Core Fund, ING International Growth Fund, ING International Real Estate Fund, ING International Small Cap Fund (formerly ING International SmallCap Multi-Manager Fund), ING International Value Choice Fund, and ING Russia Fund, each a series of the ING Mutual Funds, Inc., and ING International Value Fund, a series of ING Mayflower Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts
February 27, 2012